Exhibit 99.1

EXHIBIT 99.1
NATIONAL HEALTH INVESTORS, INC.
INDEX TO FINANCIAL STATEMENT SCHEDULES

Schedule II - Valuation and Qualifying Accounts

Schedule III - Real Estate and Accumulated Depreciation

Schedule IV - Mortgage Loans on Real Estate

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2018, 2017, AND 2016
(in thousands)

	Balance	Additions
	Beginning	Charged to Costs		Balance
	of Period	and Expenses[1]	Deductions	End of Period

For the year ended December 31, 2018
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2017
Loan loss allowance	$—	$—	$—	$—

For the year ended December 31, 2016
Loan loss allowance	$—	$—	$—	$—

1 In the Consolidated Statements of Income, we report the net amount of our provision for loan and realty losses and our recoveries of amounts previously written down.

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2018
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Skilled Nursing Facilities
Anniston, AL	$—	$70	$4,477	$—	$70	$4,477	$4,547	$3,471	10/17/1991
Moulton, AL	—	25	688	—	25	688	713	688	10/17/1991
Avondale, AZ	—	453	6,678	—	453	6,678	7,131	3,875	8/13/1996
Brooksville, FL	—	1,217	16,166	—	1,217	16,166	17,383	3,604	2/1/2010
Crystal River, FL	—	912	12,117	—	912	12,117	13,029	2,701	2/1/2010
Dade City, FL	—	605	8,042	—	605	8,042	8,647	1,793	2/1/2010
Hudson, FL (2 facilities)	—	1,290	22,392	—	1,290	22,392	23,682	10,902	Various
Merritt Island, FL	—	701	8,869	—	701	8,869	9,570	7,245	10/17/1991
New Port Richey, FL	—	228	3,023	—	228	3,023	3,251	674	2/1/2010
Plant City, FL	—	405	8,777	—	405	8,777	9,182	7,112	10/17/1991
Stuart, FL	—	787	9,048	—	787	9,048	9,835	7,522	10/17/1991
Trenton, FL	—	851	11,312	—	851	11,312	12,163	2,521	2/1/2010
Glasgow, KY	—	33	2,110	—	33	2,110	2,143	2,056	10/17/1991
Greenfield, MA	—	370	4,341	—	370	4,341	4,711	610	8/30/2013
Holyoke, MA	—	110	944	—	110	944	1,054	139	8/30/2013
Quincy, MA	—	450	710	—	450	710	1,160	97	8/30/2013
Taunton, MA	—	900	5,906	—	900	5,906	6,806	838	8/30/2013
Desloge, MO	—	178	3,804	—	178	3,804	3,982	3,462	10/17/1991
Joplin, MO	—	175	4,034	—	175	4,034	4,209	2,892	10/17/1991
Kennett, MO	—	180	4,928	—	180	4,928	5,108	4,459	10/17/1991
Maryland Heights, MO	—	482	5,512	—	482	5,512	5,994	5,512	10/17/1991
St. Charles, MO	—	150	4,790	—	150	4,790	4,940	4,278	10/17/1991
Manchester, NH (2 facilities)	—	790	20,077	—	790	20,077	20,867	2,774	8/30/2013
Epsom, NH	—	630	2,191	—	630	2,191	2,821	322	8/30/2013
Albany, OR	—	190	10,415	—	190	10,415	10,605	1,511	3/31/2014
Creswell, OR	—	470	8,946	—	470	8,946	9,416	1,248	3/31/2014
Forest Grove, OR	—	540	11,848	—	540	11,848	12,388	1,657	3/31/2014
Anderson, SC	—	308	4,643	—	308	4,643	4,951	4,391	10/17/1991
Greenwood, SC	—	222	3,457	—	222	3,457	3,679	3,176	10/17/1991
Laurens, SC	—	42	3,426	—	42	3,426	3,468	2,973	10/17/1991
Orangeburg, SC	—	300	3,714	—	300	3,714	4,014	1,017	9/25/2008
Athens, TN	—	38	1,463	—	38	1,463	1,501	1,343	10/17/1991
Chattanooga, TN	—	143	2,309	—	143	2,309	2,452	2,259	10/17/1991

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2018
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Dickson, TN	—	90	3,541	—	90	3,541	3,631	3,046	10/17/1991
Franklin, TN	—	47	1,130	—	47	1,130	1,177	1,079	10/17/1991
Hendersonville, TN	—	363	3,837	—	363	3,837	4,200	3,043	10/17/1991
Johnson City, TN	—	85	1,918	—	85	1,918	2,003	1,918	10/17/1991
Lewisburg, TN (2 facilities)	—	46	994	—	46	994	1,040	985	10/17/1991
McMinnville, TN	—	73	3,618	—	73	3,618	3,691	3,041	10/17/1991
Milan, TN	—	41	1,826	—	41	1,826	1,867	1,654	10/17/1991
Pulaski, TN	—	53	3,921	—	53	3,921	3,974	3,345	10/17/1991
Lawrenceburg, TN	—	98	2,900	—	98	2,900	2,998	2,308	10/17/1991
Dunlap, TN	—	35	3,679	—	35	3,679	3,714	3,005	10/17/1991
Smithville, TN	—	35	3,816	—	35	3,816	3,851	3,224	10/18/1991
Somerville, TN	—	26	677	—	26	677	703	678	10/19/1991
Sparta, TN	—	80	1,602	—	80	1,602	1,682	1,475	10/20/1991
Austin, TX	—	606	9,895	—	606	9,895	10,501	801	4/1/2016
Canton, TX	—	420	12,330	—	420	12,330	12,750	2,319	4/18/2013
Corinth, TX	—	1,075	13,935	—	1,075	13,935	15,010	2,818	4/18/2013
Ennis, TX	—	986	9,025	—	986	9,025	10,011	2,277	10/31/2011
Euless, TX	—	1,241	12,629	—	1,241	12,629	13,870	1,111	4/1/2016
Fort Worth, TX	—	1,380	14,370	—	1,380	14,370	15,750	322	5/10/2018
Garland, TX	—	1,440	14,310	—	1,440	14,310	15,750	320	5/10/2018
Gladewater, TX	—	70	17,840	—	70	17,840	17,910	1,372	4/1/2016
Greenville, TX	—	1,800	13,948	—	1,800	13,948	15,748	3,175	10/31/2011
Houston, TX (3 facilities)	—	2,808	42,511	—	2,808	42,511	45,319	10,415	Various
Katy, TX	—	610	13,893	—	610	13,893	14,503	1,136	4/1/2016
Kyle, TX	—	1,096	12,279	—	1,096	12,279	13,375	2,840	6/11/2012
Marble Falls, TX	—	480	14,989	—	480	14,989	15,469	1,194	4/1/2016
McAllen, TX	—	1,175	8,259	—	1,175	8,259	9,434	740	4/1/2016
New Braunfels, TX	—	1,430	13,666	—	1,430	13,666	15,096	851	2/24/2017
San Antonio, TX (3 facilities)	—	2,370	40,054	—	2,370	40,054	42,424	5,938	Various
Waxahachie, TX	—	1,330	14,349	—	1,330	14,349	15,679	480	1/17/2018
Bristol, VA	—	176	2,511	—	176	2,511	2,687	2,251	10/17/1991
Milwaukee, WI	—	2,000	3,629	—	2,000	3,629	5,629	—
	—	37,810	539,038	—	37,810	539,038	576,848	168,283

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2018
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized						Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements		Total	Depreciation(B)	Constructed
Assisted Living Facilities
Rainbow City, AL	—	670	11,330	—	670	11,330		12,000	1,721	10/31/2013
Gilbert, AZ	—	451	3,142	79	451	3,221		3,672	1,608	12/31/1998
Glendale, AZ	—	387	3,823	58	387	3,881		4,268	1,944	12/31/1998
Tucson, AZ (2 facilities)	—	919	6,656	190	919	6,846		7,765	3,416	12/31/1998
Sacramento, CA	—	660	10,840	—	660	10,840		11,500	1,452	6/1/2014
Bartow, FL	—	225	3,192	—	225	3,192		3,417	761	11/30/2010
Lakeland, FL	—	250	3,167	—	250	3,167		3,417	758	11/30/2010
Maitland, FL	—	1,687	5,428	—	1,687	5,428		7,115	3,379	8/6/1996
St. Cloud, FL	—	307	3,117	—	307	3,117		3,424	746	11/30/2010
Greensboro, GA	—	572	4,849	631	672	5,480		6,152	1,021	9/15/2011
Ames, IA	3,193	360	4,670	—	360	4,670		5,030	739	6/28/2013
Burlington, IA	3,901	200	8,374	—	200	8,374		8,574	1,328	6/28/2013
Cedar Falls, IA	3,821	260	4,700	30	260	4,730		4,990	767	6/28/2013
Clinton, IA	2,644	133	3,215	60	133	3,275		3,408	750	6/30/2010
Des Moines, IA	—	600	17,406	—	600	17,406		18,006	1,204	6/1/2016
Ft. Dodge, IA	4,008	100	7,208	—	100	7,208		7,308	1,116	6/28/2013
Iowa City, IA	2,400	297	2,725	33	297	2,758		3,055	697	6/30/2010
Marshalltown, IA	5,714	240	6,208	—	240	6,208		6,448	977	6/28/2013
Muscatine, IA	—	140	1,802	—	140	1,802		1,942	325	6/28/2013
Urbandale, IA	8,113	540	4,292	—	540	4,292		4,832	715	6/28/2013
Caldwell, ID	—	320	9,353	—	320	9,353		9,673	1,284	3/31/2014
Weiser, ID	—	20	2,433	—	20	2,433		2,453	383	12/21/2012
Aurora, IL	—	1,195	11,713	—	1,195	11,713		12,908	711	5/9/2017
Bolingbrook, IL	—	1,290	14,677	—	1,290	14,677		15,967	721	3/16/2017
Bourbonnais, IL	7,974	170	16,594	—	170	16,594		16,764	2,546	6/28/2013
Crystal Lake, IL (2 facilities)	—	1,060	30,043	170	1,060	30,213		31,273	1,811	Various
Moline, IL	3,896	250	5,630	—	250	5,630		5,880	898	6/28/2013
Oswego, IL	—	390	20,957	212	390	21,169		21,559	1,444	6/1/2016
Peoria, IL	4,003	403	4,532	224	403	4,756		5,159	1,213	10/19/2009
Quincy, IL	6,055	360	12,403	—	360	12,403		12,763	1,905	6/28/2013
Rockford, IL	6,412	390	12,575	—	390	12,575		12,965	1,985	6/28/2013
South Barrington, IL	—	1,610	13,456	—	1,610	13,456	—	15,066	675	3/16/2017
Springfield, IL	15,386	450	19,355	200	450	19,555		20,005	2,974	6/28/2013

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2018
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized						Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements		Total	Depreciation(B)	Constructed
St. Charles, IL	—	820	22,188	252	820	22,440		23,260	1,544	6/1/2016
Tinley Park, IL	—	1,622	11,354	—	1,622	11,354		12,976	922	6/23/2016
Carmel, IN	—	574	7,336	353	574	7,689		8,263	1,179	11/12/2014
Crawfordsville, IN	2,559	300	3,134	—	300	3,134		3,434	505	6/28/2013
Crown Point, IN	—	791	7,020	227	791	7,247		8,038	1,351	10/30/2013
Greenwood, IN	—	463	6,810	245	463	7,055		7,518	1,328	11/7/2013
Lafayette, IN	—	546	4,583	—	546	4,583		5,129	1,025	6/30/2010
Wabash, IN	—	320	2,241	—	320	2,241		2,561	406	6/28/2013
Mission, KS	—	1,901	17,310	636	1,901	17,946		19,847	3,873	9/30/2012
Overland Park, KS	—	2,199	20,026	—	2,199	20,026		22,225	4,403	9/30/2012
Bastrop, LA	—	325	2,456	—	325	2,456		2,781	592	4/30/2011
Bossier City, LA	—	500	3,344	—	500	3,344		3,844	843	4/30/2011
Minden, LA	—	280	1,698	—	280	1,698		1,978	406	4/30/2011
West Monroe, LA	—	770	5,627	—	770	5,627		6,397	1,281	4/30/2011
Baltimore, MD	—	860	8,078	533	860	8,611		9,471	1,244	10/31/2013
Battle Creek, MI	2,919	398	3,093	197	398	3,290		3,688	856	10/19/2009
Bridgeport, MI	—	220	7,849	—	220	7,849	—	8,069	109	6/20/2018
Lansing, MI (2 facilities)	6,332	1,360	17,766	174	1,360	17,940		19,300	2,502	10/19/2009
Midland, MI	5,516	504	6,612	162	504	6,774		7,278	1,650	10/19/2009
Saginaw, MI (2 facilities)	3,631	538	12,991	162	538	13,153		13,691	1,227	Various
Champlin, MN	—	980	4,430	—	980	4,430		5,410	1,124	3/10/2010
Hugo, MN	—	400	3,800	—	400	3,800		4,200	948	3/10/2010
Maplewood, MN	—	1,700	6,510	—	1,700	6,510		8,210	1,642	3/10/2010
North Branch, MN	—	595	2,985	—	595	2,985		3,580	805	3/10/2010
Charlotte, NC	—	650	17,663	—	650	17,663		18,313	1,693	7/1/2015
Durham, NC	—	860	6,690	—	860	6,690		7,550	211	3/16/2017
Hendersonville, NC (2 facilities)	—	3,120	12,980	—	3,120	12,980		16,100	714	3/16/2017
Grand Island, NE	4,255	370	5,029	197	370	5,226		5,596	886	6/28/2013
Lincoln, NE	8,418	380	10,904	—	380	10,904		11,284	1,658	6/28/2013
Omaha, NE (2 facilities)	2,455	1,110	15,437	851	1,110	16,288		17,398	1,669	Various
Columbus, OH (2 facilities)	—	1,100	26,120	—	1,100	26,120		27,220	470	4/30/2018
Lancaster, OH	—	530	20,530	—	530	20,530		21,060	2,166	7/31/2015
Marysville, OH	—	1,250	13,950	—	1,250	13,950		15,200	2,331	7/1/2013
Middletown, OH	8,704	940	15,548	—	940	15,548		16,488	1,887	10/31/2014

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2018
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized						Date
			Buildings &	Subsequent to		Buildings &			Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements		Total	Depreciation(B)	Constructed
Rocky River, OH	—	650	7,212	—	650	7,212		7,862	131	4/30/2018
Worthington, OH	—	—	18,869	—	—	18,869	—	18,869	433	4/30/2018
McMinnville, OR	—	390	9,183	—	390	9,183		9,573	627	8/31/2016
Milwaukie, OR	—	370	5,283	64	370	5,347		5,717	600	9/30/2014
Ontario, OR (2 facilities)	—	428	6,128	—	428	6,128		6,556	969	12/21/2012
Portland, OR (2 facilities)	—	1,430	31,542	—	1,430	31,542		32,972	1,817	8/31/2015
Erie, PA	—	1,030	15,206	—	1,030	15,206	—	16,236	272	4/30/2018
Conway, SC	—	344	2,877	94	344	2,971		3,315	1,485	12/31/1998
Gallatin, TN	—	326	2,277	61	326	2,338		2,664	1,178	3/31/1999
Kingsport, TN	—	354	2,568	66	354	2,634		2,988	1,317	12/31/1998
Tullahoma, TN	—	191	2,216	57	191	2,273		2,464	1,113	3/31/1999
Arlington, TX	—	450	4,555	—	450	4,555		5,005	259	3/16/2017
Rockwall, TX	—	1,250	10,562	—	1,250	10,562		11,812	544	3/16/2017
Fredericksburg, VA	—	1,615	9,271	—	1,615	9,271		10,886	680	9/20/2016
Midlothian, VA	—	1,646	8,635	—	1,646	8,635		10,281	642	10/31/2016
Suffolk, VA	—	1,022	9,320	—	1,022	9,320		10,342	456	Under Const.
Beaver Dam, WI	—	210	20,149	—	210	20,149		20,359	3,487	12/21/2012
	122,309	57,888	789,810	6,218	57,988	796,028		854,016	105,434

Independent Living Facilities
Rogers, AR	—	1,470	25,282	—	1,470	25,282		26,752	3,449	12/23/2013
Fort Smith, AR	—	590	22,447	—	590	22,447		23,037	3,061	12/23/2013
Pinole, CA	—	1,020	18,066	—	1,020	18,066		19,086	2,461	12/23/2013
West Covina, CA	—	940	20,280	—	940	20,280		21,220	2,725	12/23/2013
Hemet, CA	—	1,250	12,645	—	1,250	12,645		13,895	1,794	12/23/2013
Fresno, CA	—	420	10,899	—	420	10,899		11,319	1,564	12/23/2013
Merced, CA	—	350	18,712	—	350	18,712		19,062	2,562	12/23/2013
Roseville, CA	—	630	31,343	—	630	31,343		31,973	4,224	12/23/2013
Modesto, CA	—	1,170	22,673	—	1,170	22,673		23,843	3,050	12/23/2013
Athens, GA	—	910	31,940	—	910	31,940		32,850	4,302	12/23/2013
Columbus, GA	—	570	8,639	—	570	8,639		9,209	1,258	12/23/2013
Savannah, GA	—	1,200	15,851	—	1,200	15,851		17,051	2,197	12/23/2013
Boise, ID	—	400	12,422	—	400	12,422		12,822	1,724	12/23/2013
Fort Wayne, IN	—	310	12,864	—	310	12,864		13,174	1,835	12/23/2013

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2018
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Kenner, LA	—	310	24,259	—	310	24,259	24,569	3,236	12/23/2013
St. Charles, MO	—	344	3,181	—	344	3,181	3,525	2,503	10/17/1991
Voorhees, NJ	—	670	23,710	—	670	23,710	24,380	3,179	12/23/2013
Gahanna, OH	—	920	22,919	—	920	22,919	23,839	3,143	12/23/2013
Broken Arrow, OK	—	2,660	18,477	—	2,660	18,477	21,137	2,566	12/23/2013
Tulsa, OK	17,960	1,980	32,620	289	1,980	32,909	34,889	993	12/1/2017
Newberg, OR	—	1,080	19,187	—	1,080	19,187	20,267	2,648	12/23/2013
Myrtle Beach, SC	—	1,310	26,229	—	1,310	26,229	27,539	3,525	12/23/2013
Greenville, SC	—	560	16,547	—	560	16,547	17,107	2,301	12/23/2013
Johnson City, TN	—	55	4,077	—	55	4,077	4,132	2,955	10/17/1991
Chattanooga, TN	—	9	1,567	—	9	1,567	1,576	1,293	10/17/1991
Bellevue, WA	—	780	18,692	—	780	18,692	19,472	2,536	12/23/2013
Chehalis, WA	—	1,980	7,710	6,537	1,980	14,247	16,227	649	1/15/2016
Vancouver, WA (2 facilities)	—	1,740	23,411	—	1,740	23,411	25,151	3,290	12/23/2013
Yakima, WA	—	440	14,186	—	440	14,186	14,626	1,956	12/23/2013
	17,960	26,068	520,835	6,826	26,068	527,661	553,729	72,979

Senior Living Campuses
Loma Linda, CA	—	1,200	10,800	7,326	1,200	18,126	19,326	2,647	9/28/2012
North Branford, CT	—	7,724	62,568	1,438	7,724	64,006	71,730	3,882	6/1/2016
Maitland, FL	—	2,317	9,161	491	2,317	9,652	11,969	6,192	8/6/1996
West Palm Beach, FL	—	2,771	4,286	—	2,771	4,286	7,057	3,778	8/6/1996
Nampa, ID	—	243	4,182	—	243	4,182	4,425	2,454	8/13/1996
Indianapolis, IN	—	1,810	24,382	—	1,810	24,382	26,192	2,394	7/1/2015
Roscommon, MI	—	44	6,005	—	44	6,005	6,049	619	8/31/2015
Mt. Airy, NC	—	1,370	7,470	149	1,370	7,619	8,989	892	12/17/2014
McMinnville, OR	—	410	26,667	—	410	26,667	27,077	1,716	8/31/2016
Madison, TN	—	920	21,829	—	920	21,829	22,749	2,132	7/1/2015
Silverdale, WA	—	1,750	23,860	2,167	1,750	26,027	27,777	4,667	8/16/2012
	—	20,559	201,210	11,571	20,559	212,781	233,340	31,373

Entrance-Fee Communities
Bridgeport, CT	—	4,320	23,494	2,774	4,320	26,268	30,588	2,040	6/1/2016
Southbury, CT	—	10,320	17,143	2,713	10,320	19,856	30,176	1,444	11/8/2016

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2018
(in thousands)

				Costs
		Initial Cost to Company(C)		Capitalized					Date
			Buildings &	Subsequent to		Buildings &		Accumulated	Acquired/
	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation(B)	Constructed
Fernandina Beach, FL	—	1,430	63,420	1,001	1,430	64,421	65,851	7,061	12/17/2014
St. Simons Island, GA	—	8,770	38,070	651	8,770	38,721	47,491	4,427	12/17/2014
Winston-Salem, NC	—	8,700	73,920	71	8,700	73,991	82,691	8,273	12/17/2014
Greenville, SC	—	5,850	90,760	—	5,850	90,760	96,610	10,021	12/17/2014
Myrtle Beach, SC	—	3,910	82,140	478	3,910	82,618	86,528	9,292	12/17/2014
Pawleys Island, SC	—	1,480	38,620	420	1,480	39,040	40,520	4,556	12/17/2014
Spartanburg, SC	—	900	49,190	959	900	50,149	51,049	5,607	12/17/2014
	—	45,680	476,757	9,067	45,680	485,824	531,504	52,721

Medical Office Buildings
Crestview, FL	—	165	3,349	—	165	3,349	3,514	2,443	6/30/1993
Pasadena, TX	—	631	6,341	—	631	6,341	6,972	4,766	1/1/1995
	—	796	9,690	—	796	9,690	10,486	7,209

Hospitals
La Mesa, CA	—	4,180	8,320	—	4,180	8,320	12,500	2,489	3/10/2010
Jackson, KY	—	540	10,163	7,899	540	18,062	18,602	7,873	6/12/1992
Murfreesboro, TN	—	7,284	17,585	—	7,284	17,585	24,869	2,750	10/1/2012
	—	12,004	36,068	7,899	12,004	43,967	55,971	13,112
Total continuing operations properties	140,269	200,805	2,573,408	41,581	200,905	2,614,989	2,815,894	451,111
Corporate office	—	1,291	677	503	1,291	1,180	2,471	372
	$140,269	$202,096	$2,574,085	$42,084	$202,196	$2,616,169	$2,818,365	$451,483

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
(A) See the notes to the consolidated financial statements.
(B) Depreciation is calculated using estimated useful lives up to 40 years for all completed facilities.
(C) Subsequent to NHC’s transfer of the original real estate properties in 1991, we have purchased from NHC $33,909,000 of additions to those properties. As the additions were purchased from NHC rather than developed by us, the $33,909,000 has been included as Initial Cost to Company.
(D) At December 31, 2018, the tax basis of the Company’s net real estate assets was $2,338,488,000.

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2018
			Monthly				Amount Subject To
	Interest	Maturity	Payment	Prior	Original	Carrying	Delinquent Principal
	Rate	Date	Terms	Liens	Face Amount	Amount	or Interest
					(in thousands)
First Mortgages:
Skilled nursing facilities:
Virginia Beach, VA	8.0%	2031	$31,000		$3,814	$2,427
Lexington, VA	8.0%	2032	$21,000		$3,089	$1,758
Brookneal, VA	8.0%	2031	$21,000		$2,780	$1,716
Laurel Fork, VA	8.0%	2030	$20,000		$2,672	$1,620

Assisted living facilities:
Oviedo, FL	8.25%	2021	Interest Only		$10,000	$10,000
Rye, NH	8.0%	2022	Interest Only		$10,000	$9,928

Construction Loan:
Phoenix, AZ	7.25%	2028	Interest Only		$76,653	$75,465
Phoenix, AZ	8.50%	2023	Interest Only		$10,165	$9,553
Gurnee, IL	9.0%	2021	Interest Only		$13,047	$13,047
Canton, MI	9.0%	2023	Interest Only		$2,978	$2,978
Shelby Township, MI	9.0%	2022	Interest Only		$11,931	$11,931
Virginia Beach, VA	9.0%	2023	Interest Only		$4,515	$4,515
Issaquah, WA	6.75%	2025	Interest Only		$57,939	$57,939

						$202,877	$—

At December 31, 2018, the tax basis of our mortgage loans on real estate was $202,877,000. Balloon payments on our interest only mortgage receivables are equivalent to the carrying amounts listed above except for unamortized commitment fees of $72,000, $219,000, and $1,800,000 for Rye, NH, Issaquah, WA, and Phoenix, AZ, respectively.

See the notes to our consolidated financial statements for more information on our mortgage loan receivables.

Exhibit 99.1

NATIONAL HEALTH INVESTORS, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
FOR THE YEARS ENDED DECEMBER 31, 2018, 2017, AND 2016
(in thousands)
	December 31,
	2018	2017	2016
Reconciliation of mortgage loans on real estate
Balance at beginning of period	$98,110	$99,179	$101,124
Additions:
New mortgage loans	108,266	33,823	66,446
Amortization of loan discount and commitment fees	608	1,005	669
Total Additions	108,874	34,828	67,115

Deductions:
Loan commitment fees received	1,800	—	—
Collection of principal, less recoveries of previous write-downs	2,307	35,897	69,060
Total Deductions	4,107	35,897	69,060

Balance at end of period	$202,877	$98,110	$99,179